LIMITED POWER OF ATTORNEY
The undersigned, who is subject to the reporting obligations of
Section 16 and Section 13(d) of the Securities Exchange Act of 1934, as amended (the ?Act?), hereby constitutes and appoints, with full power of substitution or revocation, Samuel E. Whitley or such attorney?s-in-fact substitute or substitutes, as the undersigned?s true and lawful attorneys-in-fact and agents to execute and file for and on behalf of the undersigned Forms 3, 4 and 5, and Schedule 13G and amendments thereto with the Securities and Exchange Commission (the ?SEC?), and to perform all acts necessary in order to execute and file such Forms 3, 4 and 5, and Schedule 13G, as he or she, as applicable, shall deem appropriate, including but not limited to preparing, submitting and filing any necessary applications, documents and requests in connection with obtaining and updating EDGAR filing codes for the undersigned. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or such attorney?s-in-fact substitute or substitutes, shall do or cause to be done by virtue hereof.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, or such attorney?s-in-fact substitute or substitutes, are not assuming any of the undersigned?s responsibilities to comply with Section 16 and Section 13(d) of the Act and the rules and regulations promulgated thereunder. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedule 13G with respect to the undersigned?s holdings of and transactions in securities, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
This Limited Power of Attorney is effective as of February 28, 2025, and any previous power of attorney issued by the undersigned for the purpose of executing and filing Forms 3, 4 and 5, and Schedule 13G with the SEC with respect to holdings of and transactions in securities is hereby revoked (without affecting the effectiveness of any such power of attorney prior to the date hereof).
The undersigned consents that electronic signatures will constitute the legal equivalent of a manual signature.

      /s/ Jorge Ruiz
								Jorge Ruiz